UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2013 (December 17, 2013)

ENCISION INC.

(Exact name of registrant as specified in its charter)

Colorado	001-11789	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 444-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into A Material Definitive Agreement.

On December 17, 2013, the Company entered into an Employment Agreement (the “Employment Agreement”) with Greg Trudel to become the Company’s President and Chief Executive Officer commencing on December 23, 2013.  The terms of the Employment Agreement are summarized below.

On December 17, 2013, the Company entered into a Securities Purchase Agreement (“SPA”) with a group of accredited investors for the private placement of approximately $2.0 million of Company securities.  In the private placement, the Company issued (i) 2,463,125 shares of common stock at a price of $0.80 per share and (ii) warrants (the “Warrants”) to purchase 1,231,563 shares of common stock.  The Warrants will have a five-year term and an exercise price of $1.20 per share.

In connection with the SPA, the Company entered into a Registration Rights Agreement (“RRA”) agreeing to register the shares of Common Stock which (i) were issued in the private placement and (ii) may be issued upon exercise of the Warrants.  The RRA provides for the filing of a resale registration statement by the Company on or before February 17, 2014 and to be declared effective as soon thereafter as practicable.

The foregoing is only a brief description of the material terms of the SPA, the Warrants and the RRA, each of which is filed as an exhibit to this Current Report on Form 8-K.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described above in Item 1.01 of this Current Report on Form 8-K were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gregory J.  Trudel as President, Chief Executive Officer, and a Director

On December 18, 2013, the Company announced that Gregory J. Trudel will be appointed as President and Chief Executive Officer of the Company commencing December 23, 2013 (the “Start Date”).  Mr. Trudel will also become a member of the Company’s board of directors.  Mr. Trudel replaces Fred Perner, the Company’s previous CEO who passed away in September 2013.

Greg Trudel, age 52, has over 25 years of experience in the surgical devices marketplace.

Since 2008, Mr. Trudel has been employed by Covidien, a large global healthcare products company.  Most recently, Mr. Trudel served as Global Director of Marketing for a division within the Surgical Solutions Group at Covidien.  His time at Covidien also includes extensive marketing and product management experience in Covidien’s Advanced Energy and Surgical Stapling divisions.  Prior to joining Covidien, Greg held leadership roles with ConMed Electrosurgery, SilverGlide Surgical Technologies, and Stryker.  Mr. Trudel holds a B.S. from the University of Connecticut, Storrs, CT and an M.B.A from the University of Bridgeport, Bridgeport, CT.

The Company entered into the Employment Agreement with Mr. Trudel on December 17, 2013.  The Employment Agreement has an initial three-year term.  Thereafter, the term automatically renews for additional one-year periods unless either party gives prior written notice that it does not wish to automatically renew the term.  The Employment Agreement provides that Mr. Trudel will receive an annual base salary of $210,000 (“Base Salary”).  Mr. Trudel will be entitled to receive a special cash bonus in the event that the Company is acquired during the next five years at a price for the Company’s common stock of $7.50 per share or more.  In the event of such an acquisition, Mr. Trudel shall be entitled to a bonus amount equal to (i) such per share price, (ii) minus the Company’s per share price on the Start Date, (iii) multiplied by 40,000.

Mr. Trudel will be eligible to participate in the Company’s bonus programs for executive and non-executive officers, as determined in the discretion of the Company’s board of directors.  In addition, the Employment Agreement provides that Mr. Trudel is eligible to participate in the Company’s standard benefit plans and programs.

As provided in the Employment Agreement, Mr. Trudel will be granted stock options to purchase 200,000 shares of the Company’s common stock (the “CEO Options”).  The CEO Options vest over the five year period following the Start Date.  The CEO options will have an initial per share exercise price equal to the Company’s trading price on the Start Date.  The vesting of the CEO Options will accelerate in the event of certain acquisition transactions involving the Company.

Under the Employment Agreement, if the Company terminates Mr. Trudel without cause or Mr. Trudel resigns for “good reason”, Mr. Trudel will be entitled to receive a severance amount (up to one times his Base Salary) based upon the length of time Mr. Trudel was employed by the Company prior to the termination.  Such severance will be paid out ratably over the twelve months following the termination.  No severance will be paid if the term of the Employment Agreement expires or is not renewed.

The Employment Agreement requires Mr. Trudel to maintain the confidentiality of the Company’s proprietary information.  The Employment Agreement also includes typical non-competition and non-solicitation provisions that Mr. Trudel must comply with for a period of one year after termination of his employment with the Company.

The above summary does not purport to be a complete summary of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)         Exhibits

4.1            Form of Warrant (attached as Exhibit B to the Securities Purchase Agreement filed below as Exhibit 10.1)

10.1     Securities Purchase Agreement dated December 17, 2013.

10.2     Registration Rights Agreement dated December 17, 2013.

10.3     Employment Agreement, dated December 17, 2013, between Encision Inc. and Gregory J. Trudel.

99.1     Press Release, dated December 18, 2013 regarding private placement (incorporated by reference to exhibit 99.1 to the Current Report on Form 8-K dated December 18, 2013).

99.2     Press Release, dated December 18, 2013 regarding CEO hire (incorporated by reference to exhibit 99.1 to the Current Report on Form 8-K dated December 18, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.

Date:	December 23, 2013	/s/ Mala Ray
Mala Ray
Controller
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant (attached as Exhibit B to the Securities Purchase Agreement filed below as Exhibit 10.1)
10.1	Securities Purchase Agreement dated December 17, 2013.
10.2	Registration Rights Agreement dated December 17, 2013.
10.3	Employment Agreement, dated December 17, 2013, between Encision Inc. and Gregory J. Trudel.
99.1	Press Release, dated December 18, 2013 regarding private placement (incorporated by reference to exhibit 99.1 to the Current Report on Form 8-K dated December 18, 2013).
99.2	Press Release, dated December 18, 2013 regarding CEO hire (incorporated by reference to exhibit 99.1 to the Current Report on Form 8-K dated December 18, 2013).